UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2025

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1177 Avenue of the Americas, 5th Floor, Suite 5066

New York, NY 10036

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2025, the board of directors (the “Board of Directors”) of Hoth Therapeutics, Inc. (the “Company”) approved the entry into an employment agreement (the “Employment Agreement”) with Robb Knie and on August 22, 2025 the Company entered into the Employment Agreement with Robb Knie pursuant to which Mr. Knie shall continue to serve as Chief Executive Officer and President of the Company. Unless terminated earlier pursuant to its terms, the Employment Agreement shall commence on the Effective Date and shall continue until the third anniversary of the Effective Date and thereafter shall automatically renew for successive one year terms unless either party provides written notice of non-renewal to the other party at least six months prior to the last day of the then-current term.

Pursuant to the Employment Agreement, Mr. Knie shall (i) receive an annual base salary of $550,000, (ii) be eligible to receive an annual bonus of up to $550,000 based upon the achievement of Company and individual performance targets established by the Company’s compensation committee, (iii) be eligible to receive equity incentive and (iv) be entitled to participate in any benefit plans offered by the Company (the “Benefit Plans”). Furthermore, the Company will cover Mr. Knie under directors’ and officers’ liability insurance during his employment and for a period of six years following the termination of his employment. In addition, if during the term of the Employment Agreement (and so long as Mr. Knie is employed by the Company on the closing date of the Transaction (as defined below)), the Company enters into a Transaction, Mr. Knie will be eligible to receive a one-time bonus (the “Transaction Bonus”), based on the Equity Value (as defined in the Employment Agreement) of the Company measured as of the closing date of such Transaction as set forth in the Employment Agreement; provided that if multiple Transactions occur during the term of the Employment Agreement which would qualify as the Transaction, the Transaction Bonus will only be payable with respect to the first Transaction. The Transaction Bonus shall be payable to Mr. Knie in the same form of consideration received by the Company’s stockholders or in cash at the rate of 1.5% of license fees received from an out license agreement.

Mr. Knie’s employment may be terminated (i) upon his death, (ii) by the Company (A) in the event of his Disability (as defined in the Employment Agreement), (B) for Cause (as defined in the Employment Agreement) or (C) without Cause on 30 days’ prior written notice or (iii) by Mr. Knie for (A) Good Reason (as defined in the Employment Agreement) or (B) on 30 days’ prior written notice to the Company. If Mr. Knie’s employment is terminated by (i) the Company without Cause or the Company’s decision not to renew the Employment Agreement or (ii) by Mr. Knie for Good Reason or his voluntary termination, Mr. Knie shall receive (A) his accrued but unpaid base salary and reimbursement of expenses through the date of termination (“Accrued Salary”), (B) a cash payment equal to the sum of 24 months (or 36 months if such termination occurs within 12 months of a Change in Control (as defined in the Employment Agreement)) of his base salary, (C) his annual bonus as in effect as of the last day of employment, (D) 24 months (or 36 months if such termination occurs within 12 months of a Change in Control) of COBRA coverage, (E) any annual bonus earned with respect to a fiscal year ending prior to the date of termination but unpaid as of such date (“Earned Bonus”), (F) any annual bonus accrued for the year in which Mr. Knie’s employment ends as determined by the Company’s Board of Directors (“Accrued Bonus” and together with the Earned Bonus, the “Termination Bonus”) and (G) all other accrued or vested amounts or benefits due to Mr. Knie in accordance with the Employment Agreement, the Company’s benefit plans, programs or policies (other than severance) (the “Accrued Benefits”). In addition, Mr. Knie’s awards shall be treated as set forth in the respective award agreements. Furthermore, if Mr. Knie complies with the restrictive covenants set forth in the Employment Agreement, the outstanding and unvested portion of any time-vesting equity award granted to Mr. Knie shall automatically accelerate and vest in full upon his termination. If Mr. Knie’s employment is terminated for death or Disability, Mr. Knie shall receive the Accrued Salary, the Termination Bonus and the Accrued Benefits and any then outstanding and unvested portion of any time-vesting equity award granted to Mr. Knie shall accelerate and vest in full. In the event Mr. Knie’s employment is terminated due to non-renewal by Mr. Knie or by him without Good Reason, Mr. Knie shall receive the Accrued Salary, the Earned Bonus and the Accrued Benefits and his awards shall be treated as set forth in the respective award agreements. If Mr. Knie’s employment is terminated by the Company for Cause, Mr. Knie shall receive his Accrued Salary and Accrued Benefits and his awards shall be treated as set forth in the respective award agreements. The foregoing payments other than the Accrued Salary, Earned Bonus and Accrued Benefits shall be payable if Mr. Knie executes a general release in favor of the Company as set forth in the Employment Agreement.

The Employment Agreement contains non-competition, non-solicitation, non-disparagement, confidentiality and assignment of Inventions (as defined in the Employment Agreement) provisions.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 21, 2025, the compensation committee approved the grant of 800,000 shares (the “Shares”) of the Company’s common stock to Mr. Knie pursuant to the Company’s Amended and Restated 2022 Omnibus Equity Incentive Plan, as amended, to be issued effective as of August 27, 2025 (the “Grant Date”). The Shares shall vest in full on the Grant Date.

Item 8.01 Other Events

On August 20, 2025, the Company filed a Patent Cooperation Treaty patent application with the United States Patent and Trademark Office for HT-001, its topical formulation for treating side effects from drugs used for the treatment of cancer, claiming priority to US provisional application nos. 63/750,577 and 63/685,456.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement by and between the Company and Robb Knie dated August 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer